Exhibit 10.2
AMENDMENT TO
LEASE
     This Amendment (this “Amendment”) to Lease is entered into effective as of the 2nd day of August, 2005 by and between SUMO HOLDINGS LA, LLC, a California limited liability company (hereinafter referred to as “Landlord”) and AMERICAN REPROGRAPHICS COMPANY, L.L.C., a California limited liability company (formerly known as FORD GRAPHICS GROUP, L.L.C.) (hereinafter referred to as “Tenant”).
RECITALS
     A. On November 19, 1997, Landlord and Tenant entered into a Lease Agreement (“Lease”) for the premises commonly known as 934 and 940 Venice Boulevard, Los Angeles, California (the “Premises”). A copy of the Lease is attached hereto as Exhibit A.
     B. The parties now desire to amend the Lease on the terms and conditions set forth in this Amendment.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby amend the Lease upon the terms and subject to the conditions set forth in this Amendment:
     1. Capitalized Terms. Capitalized terms not defined in this Amendment shall have the meanings set forth in the Lease.
     2. Section 1.02 of the Lease is hereby amended to read in full as follows:
     “1.02 Option To Extend Term:
     Tenant shall have an option to extend the term of this Lease for three (3) additional periods of five (5) years each commencing on expiration of the original term specified in Section 1.01 of this Lease provided:
     (a) Tenant has fully and faithfully performed all the terms, covenants, and conditions of this Lease for the original term specified in Section 1.01 herein.
     (b) Written notice of Tenant’s election to renew the term of this Lease is delivered by Tenant to Landlord at least six (6) months prior to the expiration of the Lease’s original term or, if applicable, upon expiration of the renewed term then in effect.
     (c) The renewed term of this Lease shall be subject to the same terms and conditions as are contained in this Lease, except that the amount of rent payable under this Lease for the renewed term shall be adjusted based on the then fair market value of the Premises, determined in accordance with Section 2.01(b) of this Lease.”
     3. Section 2.01(b) of the Lease is hereby amended to read in full as follows:
     “2.01 Fixed Rent:
     (b) Should Tenant elect to extend the term of this Lease, the annual rent to be paid by Tenant under this Lease during the extended term described in Section 1.02 shall equal one hundred percent (100%) of the property’s fair market rental value three (3) months prior to the expiration of the Lease, or the adjusted monthly rental amount payable for the month immediately preceding the rent adjustment, whichever is greater. Should Tenant dispute Landlord’s determination of the property’s fair market rental value, the parties agree that the fair market rental value shall be determined by arbitration held in accordance with the rules of the American Arbitration Association in effect at that time. The written decision of the arbitrators shall be binding on Tenant and Landlord. The costs of such arbitration shall be borne equally by Tenant and Landlord. Such arbitration hearing shall be held in Los Angeles, California.
     The annual rent for each renewed term shall be payable in equal monthly installments and otherwise paid in the same manner as rent is required under Section 2.01 to be paid during the original term of the Lease. Landlord shall give Tenant written notice at least six (6) months prior to expiration of the then term of any expected rent increase determined under this section.”
     4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

     5. Other Terms and Conditions. All other terms and conditions of the Lease will continue in full force and effect except as expressly modified in this Amendment. The terms and conditions of the Lease are incorporated by reference and the terms and conditions of this Amendment are incorporated into the Lease.
     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of August 2, 2005.

SUMO HOLDINGS LA, LLC, a California
limited liability company

By:	/s/ Sathiyamurthy Chandramohan

SATHIYAMURTHY CHANDRAMOHAN
Its:	Manager

“LANDLORD”

AMERICAN REPROGRAPHICS COMPANY, L.L.C., a California limited liability company (formerly known as FORD GRAPHICS GROUP, L.L.C.)

By:	/s/ Mark W. Legg

MARK W. LEGG
Its:	CHIEF FINANCIAL OFFICER

“TENANT”

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